EXHIBIT 23.1


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The First American Corporation of our report dated February 11, 2003 relating to the financial statements and financial statement schedules, which appears in The First American Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 30, 2003